UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2005

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2005, Champps Operating Corporation, a wholly owned subsidiary of Champps Entertainment, Inc., as Borrower, entered into a First Amendment to Credit Agreement, dated as of March 16, 2004, with LaSalle Bank, National Association, as Administrative Agent and a Syndication Party (the “Credit Agreement”). The First Amendment to Credit Agreement , which is filed as Exhibit 10.1 to this Form 8-K, amended the definition of EBITDA and amended the provisions of the Credit Agreement relating to the Fixed Charge Coverage Ratio, Minimum Tangible Net Worth, Borrowings and Payments by Parent. Although in full compliance with the existing financial covenants under the Credit Agreement, the Borrower entered into the First Amendment to Credit Agreement to, among other things, amend the financial covenants to give the Borrower future financial flexibility. All terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement. As of November 29, 2005, no borrowings were outstanding under the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

10.1	First Amendment to Credit Agreement dated as of November 29, 2005, by and between LaSalle Bank, National Association, as Administrative Agent and Syndication Party, and Champps Operating Corporation, as Borrower.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2005	Champps Entertainment, Inc.
(Registrant)

	By:	/s/ David D. Womack
		Name:	David D. Womack
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Credit Agreement dated as of November 29, 2005, by and between LaSalle Bank, National Association, as Administrative Agent and Syndication Party, and Champps Operating Corporation, as Borrower.